UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 24, 2024

First US Bancshares, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-14549	63-0843362
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3291 U.S. Highway 280

Birmingham, Alabama 35243

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (205) 582-1200

N/A

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FUSB	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§230.405 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth in Item 5.02(d)(5) of this Current Report on Form 8-K with respect to the Director Indemnification Agreement, dated as of July 24, 2024 (the “Indemnification Agreement”), by and between First US Bancshares, Inc. (the “Company”) and Robert C. Field, is incorporated by reference into this Item 1.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Robert C. Field to the Board of Directors

On July 24, 2024, the Board of Directors (the “Board”) of the Company, upon the recommendation of the Board’s Nominating and Corporate Governance Committee, voted unanimously to increase the size of the Board from nine (9) to ten (10) directors and to elect Robert C. Field to fill the vacancy created by the increase in the size of the Board, effective as of July 24, 2024. The Board appointed Mr. Field to serve on the Audit Committee of the Board. Mr. Field will also serve on the Board of Directors of First US Bank, the Company’s wholly owned banking subsidiary (the “Bank”). The Board of Directors of the Bank (the “Bank Board”) appointed Mr. Field to serve on the Asset/Liability Committee of the Bank Board.

There are no arrangements or understandings between Mr. Field and any other person pursuant to which he was appointed to the positions with the Company and the Bank described above. The Board has affirmatively determined that Mr. Field is independent under Nasdaq listing standards and is otherwise qualified to serve on the Boards and the committees to which he has been appointed. Mr. Field will receive the compensation described in Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2021, filed with the Securities and Exchange Commission (the “SEC”) on August 11, 2021; provided, however, that the compensation of the Company’s directors may be adjusted by the Board from time to time. Mr. Field will also be eligible to receive awards under the Company’s 2023 Incentive Plan.

The Bank has banking transactions in the ordinary course of the Bank’s business with Mr. Field and his family members and entities with which they are associated. All loans by the Bank in which Mr. Field or any “related person” within the meaning of Item 404(a) of Regulation S-K of the SEC has or will have a direct or indirect material interest since the beginning of fiscal year 2023 (a) were made in the ordinary course of business; (b) were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Bank; and (c) did not involve more than the normal risk of collectability or present other unfavorable features.

(d)(5) Director Indemnification Agreement

On July 24, 2024, the Company entered into the Indemnification Agreement with Mr. Field in connection with his membership on the Board of the Company. The Indemnification Agreement is substantially similar to the Director Indemnification Agreements previously entered into between the Company and each of its other current directors.

In general, the Indemnification Agreement provides that the Company will, to the extent permitted by applicable law and subject to certain limitations, indemnify Mr. Field against all expenses, judgments, fines, and penalties actually and reasonably incurred by him in connection with the defense or settlement of any civil, criminal, administrative, or investigative action, suit, or proceeding brought against him or in which he otherwise becomes involved by reason of his relationship with the Company. The Indemnification Agreement provides for indemnification rights regarding third-party proceedings and proceedings brought by or in the right of the Company. Additionally, the Indemnification Agreement provides for the advancement of expenses incurred by Mr. Field in connection with any proceeding covered by the Indemnification Agreement, provided that he must undertake in writing to repay any such amounts to the extent that it is determined that he is not entitled to indemnification.

No payments pursuant to the Indemnification Agreement are available (i) to indemnify or advance expenses with respect to proceedings initiated or brought voluntarily by Mr. Field and not by way of defense, subject to certain exceptions; (ii) to indemnify Mr. Field for expenses, judgments, fines, or penalties sustained in any proceeding for which payment is actually made to him under a valid and collectible insurance policy, except in respect of any excess beyond the amount of such insurance payment; (iii) to indemnify Mr. Field for any expenses, judgments, fines, or penalties sustained in any proceeding for an accounting of profits made from the purchase or sale by him of securities of the Company pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, the rules and regulations thereunder and amendments thereto, or similar provisions of any federal, state, or local statutory law; (iv) to indemnify Mr. Field for any expenses, judgments, fines, or penalties resulting from his conduct that is finally adjudged to have been willful misconduct, knowingly fraudulent, or deliberately dishonest; or (v) in the event that a court of competent jurisdiction finally determines that such payment is unlawful.

The Indemnification Agreement does not exclude any other rights to indemnification or advancement of expenses to which Mr. Field may be entitled, including any rights arising under the Company’s Certificate of Incorporation, Bylaws, any other agreement, any vote of the Company’s stockholders or disinterested directors, the Delaware General Corporation Law, or otherwise. The Indemnification Agreement also contains various representations and covenants by the Company as to the maintenance of directors and officers liability insurance.

The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the Form of Director Indemnification Agreement, a copy of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on October 30, 2009 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 24, 2024, the Board adopted certain amendments to the Amended and Restated Bylaws of the Company (as amended, the “Bylaws”), effective on such date. Previously, the Bylaws provided that if a director attains the age of seventy-five (75) years during his or her term as a director, he or she may complete his or her then current term but may not stand for election or re-election as a director of the Company thereafter. The Board is amending the Bylaws to provide that only non-employee directors are subject to this mandatory retirement age.

The foregoing description of the amendment to the Company’s Bylaws is qualified in its entirety by reference to the Bylaws, which are filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

On July 24, 2024, the Company issued a press release announcing the election of Mr. Field to the Boards of Directors of the Company and the Bank, which press release contains additional biographical information about Mr. Field. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Exhibit
3.1	Amended and Restated Bylaws of First US Bancshares, Inc.
10.1	Form of Director Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 30, 2009)
99.1	Press Release, dated July 24, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 24, 2024	FIRST US BANCSHARES, INC.

	By:	/s/ James F. House
	Name:	James F. House
President and Chief Executive Officer